Exhibit 99.2

VIRAGEN INTERNATIONAL, INC.

July 10, 2006

Dawson James Securities, Inc.

925 South Federal Highway

6th Floor

Boca Raton, FL 33432

Re:	Selling Agreement (the “Agreement”)

Dear Mr. Keyser:

Viragen International, Inc., a Delaware corporation (the “Seller”), proposes to offer and sell (the “Offering”), to selected investors, upon the terms set forth herein and in the Securities Purchase Agreement and other documents to be supplied to the investors (which collectively, together with the attachments and exhibits thereto, is referred to as the “Offering Document”), a copy of which has been delivered to you, up to 18,000 units (the “Units”) at a price per Unit of $100; with each Unit consisting of one share of Series C 24% Cumulative Preferred Stock and 200 shares of common stock of Viragen International, Inc. The convertible preferred shares have a dividend of 24% per annum payable annually and are redeemable by either the investor or the Company under certain conditions (the “Preferred Stock”). See the Term Sheet attached hereto as Exhibit A for additional detail. (The Units are sometimes referred to hereafter as the “Offered Securities”). Dawson James Securities, Inc. (the “Selling Agent”) agrees to offer and sell on an exclusive “best efforts, all or none” basis, that number of Units that results in an aggregate sales price of at least $1,100,000 (the “Minimum Number”), and on a best efforts basis with respect to additional Units having an aggregate sales price of no more than $1,800,000 during the offering period described in the Offering Document (the “Offering Period”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Offering Document. It is intended that the offer, offer for sale and sale of the Offered Securities will be exempt from the federal registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Regulation D promulgated under Section 3(b) and/or Section 4(2), respectively, of the 1933 Act and will qualify for an exemption from registration, if necessary, under the applicable state securities laws and regulations.

The Seller hereby confirms its agreement with Selling Agent as follows:

1. Offer and Sale of Offered Securities by Selling Agent; Compensation; Closing.

1.1 On the basis of Selling Agent’s representations, covenants and warranties, the Seller appoints Selling Agent the exclusive agent of the Seller for the period commencing on the date of the completion of the Offering Document and ending on the date that is two months from the date thereof, unless extended by the Seller and Selling Agent by their mutual agreement for a period not to exceed an additional thirty (30) days (“Offering Termination Date”), to use Selling Agent’s best efforts to offer and sell, on the terms and conditions set forth in this Agreement (and the Term Sheet attached hereto as Exhibit A) and in the Offering Document, subject only to Selling Agent’s right to engage participating broker-dealers pursuant to Section 2 hereof. The Selling Agent hereby accepts such appointment and agrees pursuant to the terms and conditions set forth herein and in the Offering Document to use its best efforts to offer and sell the Offered Securities as agent for the Seller during the period specified above, and to attempt to find suitable accredited purchasers for the Offered Securities acceptable to the Seller.

1.2 Unless at least the Minimum Number of Units have been sold during the Offering Period (as the same may be extended by the mutual agreement of the Selling Agent and the Seller), the Offering will be terminated at the end of the Offering Period, no Offered Securities will be sold in the Offering and all subscription proceeds will be refunded to subscribers, without interest thereon. If subscriptions for at least the Minimum Number of Units are received by the end of the Offering Period (as the same may be extended by the mutual agreement of the Selling Agent and the Seller), a closing (the “First Closing”) will occur as soon as possible after subscriptions for the Minimum Number have been accepted by the Seller and all other conditions precedent to closing have occurred to the sole satisfaction of the Selling Agent. After the First Closing, one or more subsequent closings (the “Additional Closings”) will occur thereafter on such dates as mutually determined by the Seller and the Selling Agent, but in no event later than ten (10) days after the end of the Offering Period. (The First Closing and any Additional Closing shall each be referred to herein as a “Closing” and the last of the Closings shall be referred to as the “Final Closing”).

1.3 For purposes hereof, the Minimum Number of Units shall not be deemed to have been sold unless (x) subscription agreements, completed and fully executed by subscribers who are accredited investors have been received covering the Minimum Number of the Units and (y) all checks, drafts and wire transfers submitted by such subscribers in payment of the purchase price of such Units have been received and have cleared so that there are “good funds” at least equal to the aggregate purchase price of the Minimum Number of Units.

1.4 As compensation for the Selling Agent’s services hereunder, the Seller shall pay to Selling Agent in cash a selling commission (“Commission”) upon each Closing, in an amount equal to Eight percent (8%) of the aggregate offering price of the Offered Securities sold by the Selling Agent or its authorized agent at such Closing. At each Closing of the Offering, the Seller shall pay the Selling Agent its Commission relating to the sale of the Offered Securities that are subject of the Closing provided that the Seller or counsel for the Seller has received all documents, including but not limited to, an executed Subscription Agreement for each investor (“Subscription Documents”) previously furnished to Selling Agent which the Selling Agent is required to deliver to the Seller or counsel for the Seller prior to Closing. All or any portion of such Commission may be re-allowed to Participating Broker-Dealers (as hereinafter defined). No Offered Securities shall be considered to have been sold by Selling Agent or any Participating Broker-Dealer selected by Selling Agent unless the purchaser is acceptable to the Seller, and no compensation will be payable with respect to any agreement for the purchase of Offered Securities if the Subscription Agreement therefore is not actually accepted by the Seller. Anything in this Agreement to the contrary notwithstanding, the Seller shall not be required to pay a Commission to Selling Agent and Selling Agent shall not be entitled to a Commission, pursuant to this Section 1.4 or any other provision, if to do so would cause the Seller to violate federal or state securities laws, regulations or rules or any other law applicable to the Offering. In addition to all other compensation hereunder, the Seller shall pay the Selling Agent the sum of 396,000 shares of Common Stock of Viragen, Inc.

1.5 The Seller will pay all of its costs relating to the Offering contemplated hereby, including, without limitation, audit expenses, issuance costs and taxes, counsel fees for the preparation of the Offering Documents, filing fees and disbursements of counsel relating to the qualification of the Offered Securities under federal securities laws, and legal fees and expenses of counsel in connection with qualifying the Offered Securities under the state blue sky laws. To the extent required by law, the Seller shall qualify the Offered Securities for offer and sale in those jurisdictions designated by the Selling Agent and reasonably acceptable to the Seller. The Seller’s counsel shall be responsible for state blue sky securities laws compliance by the Seller.

1.6 The Seller shall pay the Selling Agent at each Closing a non-accountable expense allowance (the “Expense Allowance”) of 2.0% of the aggregate dollar value of Units sold at such Closing, $10,000 of which shall be advanced to Selling Agent contemporaneous with the execution of this Agreement.

1.7 Once the Offered Securities are sold, or the Offering Period terminates, the agency between the Seller and the Selling Agent shall terminate. The Selling Agent, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, accepts such appointment as the limited agent of the Seller and agrees to use its best efforts to find purchasers for the Offered Securities.

1.8 Each Closing shall be held at the offices of the Selling Agent, 925 S. Federal Highway, 6th Floor, Boca Raton, FL 33432, or in an alternative location and at such time and date as Selling Agent and the Seller may mutually agree.

1.9 The holders of the Units will be provided with registration rights with respect to the shares of common stock. The Company shall file a Registration Statement on Form S-1 or S-3, as m ay be applicable, covering the Common Shares no later than 90 days after the Closing, and have the Registration Statement declared effective within ninety (90) days after the Closing.

2. Participating Broker-Dealers. The Seller hereby authorizes Selling Agent to engage other qualified broker-dealers (the “Participating Broker-Dealers”) to assist the Selling Agent in the placement of the Offered Securities; provided that during all times that each such Participating Broker-Dealer shall offer and sell the Offered Securities, each such Participating Broker-Dealer shall be registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”), shall be a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”), and shall be authorized to offer and sell the Offered Securities under the laws of the jurisdictions in which the Offered Securities will be offered and sold by such Participating Broker-Dealer. All Participating Broker-Dealers will be required to execute a Participating Broker-Dealer Agreement, the form of which is subject to the reasonable approval of the Seller, with Selling Agent containing substantially the same terms and conditions as this Agreement, including, without limitation, the representations and warranties contained in Section 3.2 below and provisions for indemnification of the Seller to the same extent as your indemnification provided in Section 7 below. Any commissions, fees, or expenses payable to such Participating Broker-Dealers will be paid by the Selling Agent and not by the Seller.

3. Representations, Warranties and Covenants.

3.1 The Seller represents, warrants and covenants to Selling Agent that, except as set forth in Schedule 3.1 hereof:

(a) The Seller and each subsidiary is a corporation duly formed and validly existing and in good standing under the laws of the jurisdiction of its incorporation as in effect on the date of this Agreement, with adequate power and authority to enter into and perform this Agreement and to own its property and to conduct its business as described in the Offering Document and in Seller’s reports required to be filed by it with the SEC pursuant to the 1933 Act, the 1934 Act or otherwise (“SEC Reports”); and the Seller and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except for such jurisdictions in which the failure to qualify in the aggregate would not have material and adverse effect on the earnings, affairs or business prospects of the Seller or any such subsidiary (a “Material Adverse Effect”) and in which jurisdictions such failure may be cured without such Material Adverse Effects; the execution and delivery of this Agreement by the Seller has been duly and validly authorized and will not result in a breach of its Certificate of Incorporation or By-laws; and when executed and delivered by both parties hereto, this Agreement will be a valid and binding obligation of the Seller, assuming the due execution by the Selling Agent, enforceable in accordance with its terms (except to the extent that enforceability of the indemnification provisions may be limited under applicable securities laws and except as enforcement may be limited by bankruptcy, moratorium or other laws affecting creditors’ rights or general principles of equity); and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Seller do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or any applicable law, rule, regulation, judgment, order or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Seller, to which the Seller is a party or by which it is bound;

(b) The Offering Document and the SEC Reports do not contain and will not contain, at any time between the date hereof and to and including the date of each Closing, any untrue statement of a material fact and does not omit nor during such period will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c) Except as is otherwise disclosed in the Offering Document or the SEC Reports, there is no litigation or governmental proceeding pending or, to the best of its knowledge, threatened against or involving the property or business of the Seller or any subsidiary of the Seller that would result in a Material Adverse Effect;

(d) Except as is otherwise disclosed in the Offering Document or the SEC Reports, no material defaults exist in the due performance and observance of any material obligation, term, covenant or condition of any agreement or instrument to which the Seller or any subsidiary is a party or by which they are bound that would result in a Material Adverse Effect;

(e) The offer, offer for sale, and sale of the Offered Securities have not been and will not be registered with the Securities and Exchange Commission (the “SEC”) except as contemplated in the Offering Document. The Company’s actions with respect to the offer, offer for sale and sale of the Offered Securities will be pursuant to the exemptions from the registration requirements of Section 5 of the 1933 Act provided by Section 4(2) thereof and/or by Regulation D thereunder;

(f) To the best of its knowledge and belief, assuming the offer, offer for sale and sale of the Offered Securities is made in compliance with the terms of the Offering Document, the applicable filings with the SEC and any applicable Blue Sky laws, and subject to the performance of the Selling Agent’s obligations hereunder, the Seller will have complied in all material respects with the 1933 Act and with all state securities laws and regulations applicable to it in connection with the offer, offer for sale, and sale of the Offered Securities. The Seller has not taken and will not take any action in conflict with the 1933 Act or applicable state or foreign securities or Blue Sky laws, or which would make the exemption, qualification or registration pursuant to applicable federal or state securities or Blue Sky laws unavailable with respect to the offer, offer for sale and sale of the Offered Securities. The Seller and its officers, directors or partners are not subject to any disqualification, including but not limited to any judgment, decree, order or decision issued by the SEC, any state or foreign securities regulatory authority, any court of competent jurisdiction or the United States Postal Service. In offering the Offered Securities, the Seller will comply with all applicable federal, state or foreign securities laws, including the rules covering exemptions from registration;

(g) Subject to the performance of the Selling Agent’s obligations hereunder, the Offered Securities, upon the payment therefore and issuance thereof, will conform to all statements and descriptions in relation thereto contained in the Offering Document and will have the rights set forth in the Seller’s Certificate of Incorporation;

(h) To the best of the Seller’s knowledge, the Seller has neither been engaged in, nor been the subject of, any of the actions or proceedings specified in subsection (a) of Rule 262 promulgated under Section 3(b) of the 1933 Act, or any substantially similar provisions under the securities laws of any state in which the Offered Securities are to be sold, such that no exemption from registration would be available for the offering of the Offered Securities by the Seller under applicable federal or state securities laws;

(i) Since the respective dates as of which information is given in the SEC Reports, (i) there has been no material adverse change in the condition, business, property, capital commitments, working capital and liabilities or prospects of the Seller or any subsidiary, financial or otherwise; (ii) the property and business of the Seller materially conform to the descriptions thereof contained in the SEC Reports; (iii) there have been no material liabilities or obligations incurred or material transactions entered into by the Seller or any subsidiary other than those in the ordinary course of business; (iv) there have been no dividends or distributions of any kind declared, paid or made by the Seller on its capital stock; (v) there has not been any change in the capital stock, or any material increase in the current or long-term debt except as disclosed in the SEC Reports, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Seller or any subsidiary; and (vi) there have been no transactions between the Seller, shareholders owning five percent (5%) or more of its issued and outstanding capital stock, the Seller’s officers and/or directors, nor have there been any corporate opportunities taken or assumed by controlling shareholders, officers or directors, that are not fully disclosed in the SEC Reports.

(j) The Seller will notify the Selling Agent immediately and confirm the notice in writing (i) of the issuance by the SEC or by any state attorney general or securities administrator of any order enjoining the sale of the Offered Securities or suspending the effectiveness of any qualification of the Offered Securities for sale or (ii) of the initiation of any proceedings for that purpose. The Seller will make every reasonable effort to prevent the issuance of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment;

(k) The audited and unaudited combined financial statements of the Seller (including the related notes) included in the SEC Reports present fairly the financial position of the Seller and its subsidiaries at the dates indicated; said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as expressly qualified therein, and are in conformity with Regulation S-X promulgated under the Act;

(l) Except as set forth in the SEC Reports, the Seller does not have any subsidiaries and does not own any interest in any other corporation, partnership, joint venture or other entity;

(m) As of the date of this Agreement, the Seller and its subsidiaries have not agreed, or agreed in principle, to any merger or acquisition, or combination with, of any other corporation, partnership, person, party, entity or trust or the sale of its business or assets to any other corporation, partnership, person, party, entity or trust;

(n) The Seller and its subsidiaries have not, directly or indirectly, at any time during their existence (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof;

(o) To the best of Seller’s knowledge, the Seller and its subsidiaries have filed all necessary federal, state, local, foreign and other tax returns required to be filed by them and have paid all taxes shown as due thereon; the Seller and its subsidiaries have not been notified, either orally or in writing, that any state, local, federal or foreign taxing authority is conducting or intends to conduct an audit of any tax return or report filed by the Seller and its subsidiaries or concerning their business or properties; and the Seller has no knowledge of any tax deficiency which has been asserted or threatened against the Seller and any subsidiary which would materially and adversely affect the business, properties, financial condition, results of operations, liabilities or working capital of the Seller;

(p) The Seller and its subsidiaries make and keep accurate books and records and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to their assets is permitted only in accordance with management’s authorization, and (iv) the reported assets are compared with existing assets at reasonable intervals;

(q) There are no pre-emptive rights applicable to any of the Seller’s outstanding securities, or granted by the Seller to any person or party;

(r) The capitalization of the Seller is as described in the SEC Reports and the Seller has outstanding no more than 73,670,000 shares of its Common Stock as of the date hereof; all presently outstanding shares of the Seller’s Common Stock are duly and validly authorized and issued, fully paid and non-assessable and contain no preemptive rights; the Seller has not contracted for the issuance of any additional equity securities other than as set forth herein or as contemplated or described in the Offering Document and no shares of any other classes of equity securities are issued and outstanding except as follows: None;

(s) The Seller agrees that, for a period of Twelve months (12) months from the date hereof, it shall not solicit any offer to buy from or offer to sell to any person introduced to the Seller by the Selling Agent in connection with the Offering, any securities of the Seller or provide the name of any such person to any other securities broker or dealer or selling agent. For purposes of this subsection, a person shall be considered to have been “introduced to the Seller” by the Selling Agent only so long as Seller delivers an investment presentation to such person as part of the “road show” for the Offering as arranged by the Selling Agent, each of whose name(s) shall be thereafter listed and set forth on a schedule to this Agreement, which shall be updated from time to time. In the event that the Seller or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such securities, or provides the name of any such person to any other securities broker or dealer or selling agent, and such person purchases such securities or purchases securities of the Seller from any other securities broker or dealer or selling agent, the Seller shall pay to the Selling Agent an amount equal to Eight percent (8.0%) of the aggregate purchase price of the securities so purchased by such person.

(t) The Seller is currently in compliance with (i) all applicable, material provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, and (ii) all listing standards and rules promulgated by the NASD, except to the extent that non-compliance with such requirements in subsections (i) or (ii) would not result in a Material Adverse Effect.

3.2 The Selling Agent represents and warrants to the Seller as follows:

(a) The Selling Agent is, has been and will be at all times during the Offering Period, a Delaware corporation duly organized and validly existing under the laws of the state of its incorporation, with all requisite power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement by the Selling Agent has been duly and validly authorized; and when executed and delivered by the Seller, this Agreement will be a valid and binding obligation of the Selling Agent enforceable in accordance with its terms subject to: (i) due authorization, execution and delivery hereof by the Seller; (ii) the enforcement of remedies under applicable bankruptcy, insolvency and other laws affecting creditors’ rights generally and moratorium laws from time to time in effect; (iii) general equitable principles which may limit the right to obtain the remedy of specific performance; and (iv) the public policy limitation on indemnification under the federal securities laws;

(b) The Selling Agent shall not offer or sell the Offered Securities in any state or states without the approval of the Seller and completion by the Seller of all, or any, Blue Sky filings for such states and shall not offer or sell the Offered Securities in any state or states in which it is not qualified or registered as a broker-dealer or authorized to engage in the brokerage business; and

(c) The Selling Agent is (i) a broker-dealer registered with the SEC pursuant to the 1934 Act, and no proceeding has been initiated to revoke such registration; (ii) a member in good standing of the NASD; and (iii) a broker-dealer registered with the securities authorities of each jurisdiction in which it is required to be registered in connection with the offers or sales of the Offered Securities, and all such offers or sales will be made only by individuals licensed as required by all applicable federal and state securities laws. The Selling Agent agrees to maintain each of the foregoing memberships and registrations in good standing throughout the Offering Period.

4. Sale and Delivery of Offered Securities.

4.1 No sale of Offered Securities shall take place or be regarded as effective unless and until accepted by the Seller, such acceptance to occur at Closing, and the Seller reserves the right in its sole and absolute discretion to refuse to sell Offered Securities to any or all persons at any time. Selling Agent shall send to the Seller and to the Escrow Agent designated in Section 1.2, with copies to counsel for the Seller, all acceptable executed Subscription Documents, promptly upon receipt of the same, subject to any reasonable delay occasioned by further inquiry as to a prospective purchaser’s qualification or requests by the Seller or Selling Agent for further information from a prospective purchaser. The Seller shall notify Selling Agent as to whom to send the originals of such executed Subscription Documents and to whom to send copies. Selling Agent shall promptly send each such prospective purchaser’s payment for his Offered Securities to the Escrow Agent. Subject to review by counsel for the Seller, the Seller shall notify Selling Agent whether such prospective purchaser will be accepted by the Seller at Closing within ten (10) business days after receipt of the executed subscription documents for each prospective purchaser of Offered Securities, but in no event later than the earlier of (i) the date the parties have agreed to for Closing or (ii) the Offering Termination Date. For every prospective purchaser of Offered Securities whose subscription is rejected, the Seller will promptly return all of such prospective purchaser’s executed Subscription Documents to Selling Agent for return to the prospective purchaser, and will notify the Escrow Agent to return the funds received to such prospective purchaser without interest and without deduction.

5. Conditions to the Obligations of the Seller.

The obligations of the Seller hereunder are subject to the accuracy of Selling Agent’s representations and warranties, to the observance and performance by Selling Agent of its obligations hereunder, and to the following further conditions (any of which may be waived in writing in whole or in part by the Seller):

(a) Selling Agent shall not have taken or failed to take any action at any time at or prior to Closing, which, in the opinion of the Seller or counsel for Seller, conflicts or would conflict with, or otherwise make unavailable, the exemption from registration requirements for the offer and sale of the Offered Securities under applicable securities laws and regulations.

(b) If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, all the obligations of the Seller under this Agreement may be terminated in writing at any time at or prior to Closing, and any such termination shall be without liability to the parties, and further provided that the obligations under Section 7 and Section 9.1 shall nevertheless survive and continue thereafter.

6. Conditions of the Obligations of the Selling Agent.

The obligations of the Selling Agent to act as agent hereunder, to find purchasers for the Offered Securities, and to attend and to deliver documents at Closing shall be subject to the following conditions:

(a) Between the date hereof and Closing, the Seller and its subsidiaries shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as results in a Material Adverse Effect on the Seller and its subsidiaries, whether or not such loss is covered by insurance.

(b) Between the date hereof and Closing, there shall be no material litigation instituted or threatened against the Seller or any subsidiary (other than as set forth in the Offering Document) and there shall be no material proceeding instituted or threatened before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of the Seller.

(c) Except as contemplated herein or as set forth in the Offering Document, during the period subsequent to the date hereof, and prior to Closing, the Seller and each subsidiary: (i) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date hereof, and (ii) except in the ordinary course of its business, the Seller and each subsidiary shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise, or in its working capital position. At Closing, the capitalization of the Seller shall be substantially the same as set forth in the Offering Document.

(d) The authorization for the issuance and delivery of the Offered Securities and the Offering Document and related materials, and for the execution and delivery of this Agreement, and all other legal matters incident thereto, shall be reasonably satisfactory in all respects to counsel for Selling Agent.

(e) The Seller shall have furnished to the Selling Agent the opinion, dated the Closing Date, of its counsel, which opinion shall be acceptable to the Selling Agent and its counsel

(f) The representations and warranties of the Seller made in this Agreement or in any document or certificate delivered to the Selling Agent pursuant hereto shall be true and correct on and as of the Closing with the same force and effect as though such representations and warranties have been made on and as of the Closing, and the Selling Agent shall have received a certificate, dated the Closing Date, to such effect executed by the Chairman of the Board or President of the Seller.

(g) The Seller shall have performed and complied in all material respects with all covenants, terms and agreements to be performed and complied with by the Seller on or before the Closing.

(h) The Seller shall have provided such certificates as the Selling Agent shall reasonably request.

(i) The Seller and its President shall provide certificates to the Selling Agent certifying that the proceeds of the Offering will be used in accordance with the uses designated in “Use of Proceeds” in the Offering Document.

7. Indemnification.

7.1 The Seller agrees to indemnify and hold harmless Selling Agent and each person, if any, who controls Selling Agent within the meaning of the 1933 Act or the 1934 Act (together, the “Acts”), the Selling Agent’s affiliated entities, partners, employees, legal counsel and agents (the “SA Indemnified Parties”) against any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), joint or several, to which Selling Agent or such person may be subject, under the Acts or otherwise, including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Selling Agent is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with (i) the violation or breach of any representation, warranty or covenant or agreement of the Seller set forth in this Agreement or in any instrument, document, agreement or certificate delivered by the Seller in connection herewith; (ii) any untrue statement or omission or any alleged untrue statement or omission in the Offering Document or selling material, excluding information contained in or omitted from the Offering Document or selling material in reliance upon, and in conformity with, information furnished to the Seller by Selling Agent or any Participating Broker-Dealer specifically for use in preparation of the Offering Document or selling material, as the case may be; (iii) any information provided by or on behalf of Seller in order to qualify or exempt the Offered Securities for sale in any jurisdiction; or (iv) the failure of the Seller to comply with the provisions of the Acts and the regulations thereunder, including Regulation D; and will reimburse the SA Indemnified Parties for any legal or other expenses reasonably incurred by the SA Indemnified Parties in connection with investigation of or defending against any such loss, claim, expense, damage, liability, (or actions in respect thereof); provided, however, that the Seller shall not be required to indemnify the SA Indemnified Parties for any payment made to any claimant in settlement of any suit or claim unless such payment is agreed to by the Seller (which agreement shall not be unreasonably withheld) or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by Selling Agent or on Selling Agent’s behalf, shall survive consummation of the sale of the Offered Securities hereunder and shall be in addition to any liability which the Seller may otherwise have.

7.2 Selling Agent agrees to indemnify and hold harmless the Seller and each person, if any, who controls the Seller within the meaning of the Acts, Seller’s affiliated entities, partners, employees, legal counsel and agents (the “Seller Indemnified Parties”) against any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), joint or several (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Seller is a party)), to which the Seller or any such person may be subject, under the Acts or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) which (i) arise out of or are based upon any untrue statement or omission or any alleged untrue statement or omission in the Offering Document contained in or omitted from the Offering Document in reliance upon, and in conformity with, information furnished to the Seller by Selling Agent or any Participating Broker-Dealer or either of them specifically for use in preparation of the Offering Document or selling material, as the case may be or (ii) are directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with the violation or breach of any representation, warranty or covenant or agreement of the Selling Agent set forth in this Agreement or in any instrument, document, agreement or certificate delivered by the Selling Agent in connection herewith); and will reimburse the Seller Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, expense, damage, liability, (or actions in respect thereof); provided, however, that Selling Agent shall not be required to indemnify the Seller Indemnified Parties for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by a court having jurisdiction over the controversy or Selling Agent agrees to such settlement (which agreement shall not be unreasonably withheld); and provided further that Selling Agent shall not be liable under this Section 7.2 for any losses, claims, expenses, damages or liabilities arising out of any act or failure to act on the part of any other person except Selling Agent, its partners, employees and agents (including registered representatives) or any Participating Broker-Dealer. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by or on behalf of the Seller and shall survive consummation of the sale of the Offered Securities hereunder and the termination of this Agreement, and shall be in addition to any liability which Selling Agent may otherwise have. Notwithstanding the foregoing, in no event shall the amount that the Selling Agent is required to indemnify the Seller Indemnified Parties, exceed in the aggregate the compensation received by the Selling Agent hereunder, except in the case of fraud on the part of the Selling Agent.

7.3 The indemnified party shall notify the indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of any and all claims which have been served upon the indemnified party. In case any action is brought against any indemnified party upon any such claim, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such indemnified party and other indemnified parties who are defendants in such action; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable costs of investigation, unless the indemnified party shall have reasonably concluded that there are or may be defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), in any of which circumstances such expenses shall be borne by the indemnifying party.

8. Termination of Agreement.

8.1 This Agreement shall terminate:

(a) If at any time after commencement of the Offering, any material condition of Seller’s obligations hereunder shall not have been met or shall cease to be met and Selling Agent shall have given to the Seller notice of Selling Agent’s desire to terminate this Agreement on account of the nonfulfillment of such condition; or

(b) At such time as all of the Offered Securities shall have been sold and the subscriptions therefor have been accepted or the Offering Termination Date has been reached, whichever shall first occur.

Notwithstanding the termination of this Agreement in accordance with the foregoing provisions of this Section 8, the respective indemnities, covenants, agreements, representations, warranties and other statements of the Seller and Selling Agent set forth in or made pursuant to this Agreement will remain operative and in full force and effect.

8.2 If this Agreement is terminated pursuant to Section 8.1(a) above, the Selling Agent shall have no liability to the Seller, and if this Agreement is terminated pursuant to Section 8.1(b) above, the Seller shall have no liability to the Selling Agent.

9. Miscellaneous.

9.1 Except as otherwise specifically provided in this Agreement or as may be otherwise agreed between the parties hereto, Selling Agent, on the one hand, and the Seller, on the other, shall each pay their respective expenses incident to this Agreement and the transactions contemplated hereby (including, without limitation, the fees and disbursements of their respective counsel), and no party to the Agreement shall have any liability for such expenses incurred by any other party.

9.2 It is understood and agreed that Selling Agent’s relationship to the Seller is that of an independent contractor and that nothing herein shall be construed to create a relationship of partners, affiliates, joint venturers or employer and employee between Selling Agent or either of them and the Seller.

9.3 No rights or interests arising hereunder may be assigned except with the prior written consent of both the Seller and the Selling Agent. Subject to this limitation, this Agreement shall inure to the benefit and be binding upon Selling Agent and the Seller and their respective successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties hereto, and their respective successors and assigns and for the benefit of no other person. Except as provided in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the parties to it and their respective successors and assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any of its provisions. No purchaser of Offered Securities shall be construed as a successor or assign merely by reason of such purchase.

9.4 If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible:

(a) the remainder of this Agreement shall be considered valid and operative; and

(b) to the extent possible under applicable law, effect shall be given to the intent manifest by the portion held invalid or inoperative.

9.5 This Agreement may be executed in a number of identical counterparts and by facsimile, each of which shall be deemed to be an original, but all of which constitute, collectively, one and the same Agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

9.6 This Agreement may not be modified or amended except by written agreement executed by each of the parties to this Agreement.

9.7 Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. The words “shall” and “will” and “agrees” are mandatory, “may” is permissive.

9.8 The parties to this Agreement covenant and agree that they will execute any other and further instruments and documents which reasonably are or may become necessary or convenient to effectuate and carry out this Agreement.

9.9 This Agreement (and the other documents and agreements referenced herein) contains the entire understanding between the parties and supersedes prior understandings or written or oral agreements between the parties with respect to the subject matter of this Agreement.

9.10 This Agreement shall be construed and governed by the laws of the State of Florida. Each party hereby consents to any and all actions or controversies arising from this agreement shall be have venue in the exclusive jurisdiction of the state and federal courts located in Palm Beach County, Florida. Any terms and conditions of this Agreement which are inconsistent with the terms and conditions of the Offering Document, shall be modified to conform to the terms and conditions set forth in the Offering Document.

9.11 All notices or communications, except as otherwise specifically provided, shall be in writing, and, if sent to any party, shall be mailed, delivered or telegraphed and confirmed to that party at the address set forth below:

If to the Seller:	Viragen International, Inc. 865 S.W. 78th Avenue, Suite 100 Plantation, FL 33324 Attn: Charles Rice, President & CEO

With a copy contemporaneously	by like means: Schneider Weinberger & Beilly LLP Attn: James Schneider 2200 Corporate Blvd. N.W., Suite 210 Boca Raton, FL 33431

If to Selling Agent, to:	Dawson James Securities, 925 S. Federal Highway 6th Floor Boca Raton, FL 33432 Attention: Robert Keyser

With a copy contemporaneously	by like means: Blank Rome LLP 1200 North Federal Highway, Suite 417 Boca Raton, FL 33432 Attention: Bruce C. Rosetto, Esq.

9.12 All of the terms of this Agreement, including all representations, warranties, covenants and agreements of Selling Agent and the Seller, shall survive completion of the Offering for three years.

9.13 Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Those titles in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision of this Agreement.

10. Right of First Refusal. The Seller hereby grants to the Selling Agent a right of first refusal for a period of twelve (12) months from the date of the Closing of the Offered Securities hereunder to be engaged as the placement agent for any public or private sale of securities of the Seller to be made by the Seller or any of its affiliates or subsidiaries. The compensation to the Selling Agent for any such future placement shall be negotiated on mutually agreeable terms; provided, however that such compensation will be at fair market value rates which is usual and customary in the industry.

If the foregoing correctly sets forth the understanding between us, please indicate acceptance by signing in the space provided below for that purpose and return to us a counterpart hereof so signed, whereupon this letter and Selling Agent’s acceptance shall constitute a binding agreement between us.

Very truly yours, VIRAGEN INTERNATIONAL, INC.

By:	/s/ Dennis W. Healey
(Authorized Officer) Dennis W. Healey Executive VP/CFO

The foregoing Selling Agreement for Viragen International, Inc is hereby accepted and agreed to as of the date first above written.

DAWSON JAMES SECURITIES, INC. As Selling Agent

By:	/s/ Albert Poliak
(Authorized Officer) Albert Poliak

By:
(Authorized Officer)

Offeree Name: __________________

Offeree No.: ___________________

EXHIBIT A

TERM SHEET

VIRAGEN INTERNATIONAL, INC.

CONFIDENTIAL TERM SHEET

Up to 18,000 Units

Each Unit to consist of one share of Series C

24% Cumulative Preferred Stock

and 200 shares of Common Stock

Maximum Offering — $1,800,000

Minimum Purchase — $25,000 (250 Units)

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR THE MERITS OF THIS OFFERING, NOR IS IT INTENDED THAT THEY WILL. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND MAY NOT BE AN APPROPRIATE INVESTMENT FOR PERSONS WHO CANNOT AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS”.

Shares(1)	Price to Investors	Sales Commissions(2)	Proceeds to Company(3)
Per Unit	$100	$8.00	$92.00
Maximum Offering	$1,800,000	$144,000	$1,656,000

(1) Each Unit (“Unit or Units”) will consist of one share of Series C 24% Cumulative Preferred Stock (“Series C Preferred Stock”) and 200 shares of Viragen International, Inc. Common Stock (“Common Stock”). There are no minimum proceeds for this Offering.

(2) The Units are being offered through the Placement Agent who will be paid a commission of 8% of the price of each Unit sold in the offering. For each Unit sold in the offering the Placement Agent will also receive a non-accountable expense allowance equal to 2% of the purchase price and 16 shares of Common Stock (the “Placement Agent Shares”).

(3) Before deducting the Placement Agent’s non-accountable expense allowance and other expenses, such as legal, accounting and printing, estimated at approximately $70,000.

DAWSON JAMES SECURITIES, INC.

The date of this Memorandum is June __, 2006

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL MEANS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT AND WILL BE SOLD ONLY TO ACCREDITED INVESTORS. FOR A DISCUSSION OF SOME OF THE MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF OUR SECURITIES, SEE “RISK FACTORS.”

THIS OFFERING IS SUBMITTED TO PROSPECTIVE INVESTORS ON A CONFIDENTIAL BASIS FOR USE SOLELY IN CONNECTION WITH A PRIVATE PLACEMENT OF OUR SECURITIES. THE DISCLOSURE OF ANY OF THE DATA CONTAINED HEREIN OR SUPPLIED IN CONNECTION HEREWITH OR THE USE THEREOF FOR ANY OTHER PURPOSE EXCEPT WITH OUR WRITTEN CONSENT IS PROHIBITED. THIS OFFERING MAY NOT BE REPRODUCED, IN WHOLE OR IN PART, AND IT IS ACCEPTED WITH THE UNDERSTANDING THAT IT WILL BE RETURNED ON REQUEST IF THE RECIPIENT DOES NOT PURCHASE THE UNITS.

THIS OFFERING IS SUBJECT TO WITHDRAWAL, CANCELLATION OR MODIFICATION BY US AT ANY TIME, AND WITHOUT NOTICE. WE RESERVE THE RIGHT IN OUR SOLE DISCRETION TO REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, NOTWITHSTANDING THE TENDER OF PAYMENT, OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF UNITS SUBSCRIBED FOR BY SUCH INVESTOR.

EACH OFFEREE MAY, IF HE, SHE OR IT SO DESIRES, MAKE INQUIRIES OF APPROPRIATE MEMBERS OF OUR MANAGEMENT WITH RESPECT TO OUR BUSINESS OR ANY OTHER MATTERS SET FORTH HEREIN, AND MAY OBTAIN ANY ADDITIONAL INFORMATION WHICH SUCH PERSON DEEMS TO BE NECESSARY IN ORDER TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS CONFIDENTIAL TERM SHEET (TO THE EXTENT THAT WE POSSESS SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE). IN CONNECTION WITH SUCH INQUIRY, ANY DOCUMENTS WHICH ANY OFFEREE WISHES TO REVIEW WILL BE MADE AVAILABLE FOR INSPECTION AND COPYING. PRIOR TO REVIEW OF THE DOCUMENTS OR INFORMATION, THE PERSON WILL BE REQUIRED TO SIGN A CONFIDENTIALITY AGREEMENT RESTRICTING THE SUBSEQUENT USE OF THE INFORMATION. ANY SUCH INQUIRIES OR REQUESTS FOR ADDITIONAL INFORMATION OR DOCUMENTS SHOULD BE MADE IN WRITING TO US, ADDRESSED AS FOLLOWS:

VIRAGEN INTERNATIONAL, INC.

865 S.W. 78th AVENUE, SUITE 100

PLANTATION, FLORIDA 33324

(954) 233-8377 (TELEPHONE)

(954) 233-1414 (FACSIMILE)

ATTN: CHARLES RICE, PRESIDENT AND CEO

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS CONFIDENTIAL TERM SHEET IN CONNECTION WITH THE OFFER BEING MADE PURSUANT HERETO, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS OFFERING DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SUCH SECURITIES BY ANYONE IN ANY

JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. NEITHER THE DELIVERY OF THIS CONFIDENTIAL TERM SHEET NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS CONFIDENTIAL TERM SHEET AS LEGAL OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT.

THIS CONFIDENTIAL TERM SHEET CONTAINS SUMMARIES OF SIGNIFICANT DOCUMENTS. ALTHOUGH SUCH SUMMARIES ARE BELIEVED TO BE ACCURATE, THEY DO NOT PURPORT TO BE A COMPLETE DESCRIPTION OF EVERY TERM AND CONDITION, AND REFERENCE IS HEREBY MADE TO THE ACTUAL DOCUMENTS FOR COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO. THE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THIS REFERENCE.

NOTICE TO RESIDENTS OF ALL STATES

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT IN VARIOUS STATES TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NOTICE TO FLORIDA RESIDENTS

EACH FLORIDA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF SECURITIES HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11) (A) (5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR THE PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THE EXECUTION OF THE SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER. WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO US AT THE ADDRESS SET FORTH IN THIS CONFIDENTIAL TERM SHEET INDICATING HIS INTENTION TO WITHDRAW.

SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE TO US, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

WHERE YOU CAN OBTAIN MORE INFORMATION

We file annual and other reports and other information with the SEC which are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

EXHIBITS

EXHIBIT A	—	SUBSCRIPTION AGREEMENT	A-1

EXHIBIT B	—	CERTIFICATE TO SET FORTH DESIGNATIONS, RIGHTS AND PREFERENCES OF SERIES C 24% CUMULATIVE PREFERRED STOCK	B-1

EXHIBIT C	—	ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2005	C-1

EXHIBIT D	—	QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2006	D-1

When used in this Memorandum, the terms “Viragen International”, the “Company”, “we”, “our”, “us” refers to Viragen International, Inc. and its subsidiaries.

VIRAGEN INTERNATIONAL, INC.

CONFIDENTIAL TERM SHEET

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements contained in this Confidential Term Sheet and its Exhibits that are not based on historical fact are “forward-looking statements.” Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “continue” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on information currently available to us, and there are a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Investors should not attribute certainty to any forward-looking statements. Except as otherwise may required by applicable law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this Confidential Term Sheet.

When used herein, the terms “Company,” “we,” “our” and “us” refers to Viragen International, Inc., a Delaware corporation.

TERMS OF THE OFFERING

Company:	Viragen International, Inc. (OTCBB: VGNI)

Viragen International, Inc. is a Delaware corporation. We are a majority owned subsidiary of Viragen, Inc. (AMEX: VRA). We are a biopharmaceutical company focused on the research, development, manufacture and commercialization of a natural human alpha interferon product indicated for treatment of a broad range of viral and malignant diseases. We produce our natural leukocyte-derived multi-subtype interferon alpha under the brand name of Multiferon®. Natural interferon alpha is one of the body’s most important natural defense mechanisms to foreign substances like viruses and also stimulates and modulates the human immune system.

We are an international company, with our development and manufacturing operations in Umeå, Sweden, our research and development activities in Edinburgh, Scotland, and our headquarters in Plantation, Florida.

Securities Offered:

The Company is offering up to a maximum of $1,800,000 worth of securities. The Company will offer up to a maximum of 18,000 Units. Each Unit shall consist of one share of Series C 24% Cumulative Preferred Stock and 200 shares of our Common Stock.

Price Per Unit:	$100.00

Maximum Offering:	18,000 Units of Series C Preferred Stock ($1,800,000)

Minimum Subscription:	$25,000 (250 Units), subject to the right of the Company to accept subscriptions for a lesser number of Units.

Escrow:

All subscription funds shall be deposited into an escrow account with Sterling Bank, Fort Lauderdale, Florida as escrow agent No funds shall be released from escrow until all conditions precedent to closing, as determined in the sole discretion of the Placement Agent, have been met.

Description of Shares:	The stated value of the Series C Preferred Stock will be $100.00 per share. The par value is $0.01.

Dividend:

The Series C Preferred Stock shall be entitled to receive a cumulative dividend of 24% per annum when, as and if, declared by the Board of Directors of the Company. The dividend shall be payable on the earlier of (i) annually in arrears commencing June __, 2007 and annually thereafter in cash or (ii) upon redemption following the closing of any subsequent financing (whether done in one or more financings of debt or equity) by the Company or its parent, Viragen, Inc., with gross proceeds equal to or greater than $5,000,000.

Voting Rights:	The Series C Preferred Stock does not include voting rights except as required under Delaware law and described in the Certificate of Designations, Rights and Preferences.

Redemption:

The Holders and the Company each have the option at such time as the Company or its parent, Viragen, Inc., completes a subsequent financing for gross proceeds of $5,000,000 or more, to have the Company redeem all or a portion of their Series C Preferred Stock and any accrued and unpaid dividends, rounded up to the year-end of the year of redemption.

Registration Rights:

The Company will file, at its sole expense, a registration statement for the benefit of the holders of the Common Stock, to permit the public resale of the Common Stock shares within 90 days of the date of completion of this financing, and cause the registration statement to be declared effective within 90 days of the filing date of the registration statement. The Company will pay to the Investors liquidated damages in cash equal to 1.5% of the stated value of the Preferred Shares, per month (pro-rated for partial calendar months), for any failure to timely file or obtain an effective registration statement.

The Company shall not be obligated to file the registration statement at a time when such filing would, in the good faith determination of the board of directors of the Company in consultation with its counsel, cause the integration of the transactions contemplated by this Term Sheet with any other offering. In such event, the registration statement shall be filed on the first day following which such integration will not occur, and the 90 day period described in this paragraph shall commence on such date.

Closings:	The closing will be held from time-to-time as agreed to by the Company and the Placement Agent.

Use of Proceeds:	Working capital; Partial repayment of debt to its parent, Viragen, Inc.

OTCBB Symbol and

Recent Price:	“VGNI” $_____ at June __, 2006.

Placement Agent:

The placement agent for the offering is Dawson James Securities, Inc. The placement agent reserves the right to offer all or a portion of the Units through one or more selling agents who will be registered broker-dealers and members of the National Association of Securities Dealers. It is understood that the offering will take place on a best-efforts basis.

Subscription Documents:

The investment may only be made pursuant to a Subscription Agreement that contains, among other matters, certain representations and warranties by the Company and each investor. A copy of the Subscription Agreement is included as Exhibit A to this Memorandum.

Investor Qualifications:	Subscriptions for the Units will only be accepted from Accredited Investors as that term is defined in Rule 501(a) of Regulation D.

Restricted Transferability:

The securities offered hereby have not been registered under the Securities Act, or registered or qualified under applicable state securities laws, and are being offered in reliance upon the exemption from registration specified in Rule 506 of Regulation D, promulgated under the Securities Act and/or Section 4(2) of the Securities Act. Therefore, the transferability of the securities and the underlying shares of common stock will be restricted.

Risk Factors:

The securities offered hereby are illiquid, highly speculative and involve a high degree of risk and, therefore, should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider the factors set forth hereunder, as well as the other information contained herein, before subscribing for any of the Shares.

RISK FACTORS

An investment in our common stock is highly speculative. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this and consider the following risk factors. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected. This Term Sheets contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.

Risks Related to Our Financial Condition

We have a history of losses due to lack of significant sales and regulatory approvals. If we do not receive necessary regulatory approvals and develop profitable operations, we may have to terminate our operations. As a result, investors may lose their entire investment.

Since the organization of Viragen International, we have incurred operating losses. Losses have totaled approximately:

•	$1.9 million for the nine months ended March 31, 2006;
•	$15.6 million for the fiscal year ended June 30, 2005;
•	$7.1 million for the fiscal year ended June 30, 2004; and
•	$5.2 million for the fiscal year ended June 30, 2003.

At March 31, 2006, we had an accumulated deficit since organization of approximately $64.29 million and working capital of approximately $1.93 million.

We presently produce a natural human alpha interferon product under the name Multiferon®. The product was approved in February 2006 in Sweden for the first-line adjuvant treatment of high-risk malignant melanoma following dacarbazine (DTIC) after surgical removal of tumors. This malignant melanoma indication will be our primary focus in seeking broader approvals throughout the European Union. The product is also approved for sale in Bulgaria, Chile, Mexico, the Philippines and Sweden as a second-line treatment of any and all diseases in which patient show an initial response to recombinant alpha interferon followed by treatment failure. The product is also approved for sale in Egypt, Hong Kong, Indonesia and South Africa as a second-line therapy for the treatment of chronic myelogenous leukemia and hairy cell leukemia. Our natural human alpha interferon is not approved for sale in the United States or other European Union countries, other than Sweden. We have not sought the approval of our natural human interferon product from the United States Food and Drug Administration or its European Union counterparts, except Sweden, however, we are collaborating with the Swedish and European Union regulatory authorities to initiate the process for seeking broader European approvals through the Mutual Recognition Procedure (MRP). Any such plans relevant to the U.S. market would be contingent upon securing an appropriate licensee to fund any U.S. regulatory initiatives for Multiferon®, or obtaining other sources of funding such as government or private grant funding.

We will not be able to significantly reduce our losses or operate profitably until we obtain the necessary approvals to manufacture and sell our natural human alpha interferon or other products on a widely accepted basis. We expect sales of our natural human alpha interferon to be our primary source of income for the foreseeable future. Investors must understand that our natural human alpha interferon product may never receive certain approvals sought from regulatory authorities. In addition, even if approval is received, we may not be able to achieve sufficient profit from the sale of our natural human alpha interferon. If we do not obtain the required approvals, or we do not profit from the sale of our natural human alpha interferon or other products, we will likely cease operations. In that case, investors in the Company will likely lose their entire investment.

Our business is capital intensive, and we do not currently generate sufficient revenues to offset our debt service obligations, research and development activities and other operating expenses. As a result, and due to our recurring losses, accumulated deficit and cash flow difficulties, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. If we are unable to obtain additional funding, as and when required, we may have to significantly curtail the scope or terminate our operations.

As of March 31, 2006, we had $753,000 in cash. At our present rate of expenditure and absent significant revenues from operations, of which there is no assurance, and even assuming completion of this offering, we anticipate that it will be necessary for us to raise additional funding in order to continue our operating activities beyond approximately July 2006. In light of our recurring losses, accumulated deficit and cash flow difficulties, the report of our independent registered public accounting firm on our financial statements for the year ended June 30, 2005 contains an explanatory paragraph raising substantial doubt about our ability to continue as a going concern.

Our operating losses and working capital requirements continue to adversely affect cash flow. Product sales for our fiscal years ended June 30, 2005, 2004 and 2003 and for the nine months ended March 31, 2006 were approximately $279,000, $266,000, $631,000 and $301,000, respectively, which were not sufficient to generate positive cash flow from operations. Unless we are able to generate significant revenues from operations, we will continue to be dependant upon our parent company or further equity or debt fundings to meet our debt service obligations, conduct research and development activities and fund other operating expenses and to otherwise successfully execute our business plan subsequent to July 2006. In the event of our inability to raise sufficient capital, or a lack of expanded revenue from the sale of our natural human alpha interferon product, we would be required to significantly curtail or suspend a portion or all of our operations. Further, sufficient funding may not be available to finance planned future scientific collaborations, planned marketing efforts or planned capital expenditures. Any failure to raise additional funds in the future may also result in our inability to successfully promote our brand name, complete existing and/or undertake new research and development projects, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our financial condition and results of operations.

The financings that we consummate are dilutive to stockholders and may adversely affect the market price for our shares.

Since inception, our financing activities have almost entirely consisted of advances from our parent company, Viragen, Inc., primarily through sales of their common stock at a discount to the market price and the issuance of their securities convertible into shares of their common stock, usually at a discount to prevailing market prices. We, in turn, have issued our common shares in partial repayment to our parent. In light of the availability of this type of financing, and the lack of alternative proposals, our board of directors has determined that the continued use of our equity for these purposes may be necessary if we are to sustain operations. Equity financings are dilutive to our stockholders and may adversely impact the market price for our shares.

Risks Related to this Offering and the Market for our Shares

We are engaged in the biotechnology industry; as a result, the market price for our common stock may be subject to extreme volatility.

The market for securities of biotechnology companies, including ours, has historically been more volatile than the market for stocks in general. As a result, the price of our common stock may be subject to wide fluctuations in response to factors, some of which are beyond our control, including, without limitation:

•	quarter-to-quarter variations in our operating results;
•	our announcement of material events;
•	price fluctuations in sympathy to others engaged in our industry; and
•	the effects of media coverage of our business.

Price volatility may prevent you from selling your shares of common stock when you desire to do so, and the inability to sell your shares in a rapidly declining market may substantially increase your risk of loss. Our common stock has traded between a high of $____ and a low of $____ since January 1, 2003.

The issuance of preferred stock may cause additional dilution.

Our Certificate of Incorporation authorizes the issuance of up to 2,500,000 shares of preferred stock. Our Certificate of Incorporation gives our board of directors the authority to issue preferred stock without approval of our stockholders. We may to issue additional shares of preferred stock to raise money to finance our operations. We may authorize the issuance of the preferred stock in one or more series. In addition, we may set the terms of preferred stock, including:

•	dividend and liquidation preferences;
•	voting rights;
•	conversion privileges;
•	redemption terms; and
•	other privileges and rights of the shares of each authorized series.

The issuance of large blocks of preferred stock could possibly have a dilutive effect to our existing stockholders. It can also negatively impact our existing stockholders’ liquidation preferences. In addition, while we include preferred stock in our capitalization to improve our financial flexibility, we could possibly issue our preferred stock to friendly third parties to preserve control by present management.

We are subject to the penny stock rules, which may adversely affect trading in our common stock.

Currently our common stock is a “low-priced” security under the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document that describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions may decrease the willingness of broker-dealers to make a market in our common stock, decrease liquidity of our common stock and increase transaction costs for sales and purchases of our common stock as compared to other securities. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent abuses normally associated with “low-priced” securities from being established with respect to our securities.

Risks Related to our Business

Competitive conditions in the pharmaceutical industry may force us to terminate operations.

Competition for investment capital and market share in the immunological and pharmaceutical products industry is very strong. Our competitors, which include major pharmaceutical companies, have more experience in research, development and clinical testing of pharmaceutical and biomedical products. We have not yet developed an immunological product that can be widely marketed. Our competitors also have greater financial, marketing and human resources. Some of our competitors, including Hoffmann-

La Roche, Inc. and Schering-Plough Corporation, have received approvals for their synthetic interferons. They have been marketing their products since 1986 and have received wide acceptance from the medical community and the patient population for their products. This will make it more difficult for us to introduce and penetrate the market with our product, if and when we receive the necessary regulatory approvals. We expect competition to increase in the future.

In addition, technological advances made by our competitors may make synthetic interferon products more effective, less costly and with less harmful side effects. We may not be able to keep pace with technological advances by others, either because we do not have sufficient resources or because we cannot achieve greater improvements in our technology. If we are unable to compete with our larger, more experienced competitors, we will likely cease operations.

Competition for funding in the pharmaceutical industry is also intense. We have a limited source of income at this time, and we will require additional funding to conduct the clinical trials that will be necessary in order to receive regulatory approvals. We must obtain additional funding from our parent or outside sources to conduct these trials. If we are unable to locate funding or obtain funding on reasonable terms, we may be forced to cease operations. In that case, our investors will likely lose their entire investment.

We will be substantially dependent on licensing fees and sales of our natural human alpha interferon product, Multiferon®, to generate revenues for the foreseeable future. If we are unable to obtain or maintain the necessary required regulatory approvals to manufacture and sell Multiferon® throughout the EU or if Multiferon® is not widely accepted by the markets in which we manufacture and sell it, we will likely cease operations and investors may lose their entire investment.

Our prospects for achieving profitability will depend primarily on how successful we are in executing our business plan to license, market and sell our natural human alpha interferon product under the brand Multiferon®. We expect sales of Multiferon® to be our primary source of income for the foreseeable future. We cannot assure you of the success of our commercialization efforts. . The product is approved in Sweden for the first-line adjuvant treatment of high-risk (Stages IIb-III) malignant melanoma following dacarbazine (DTIC) after surgical removal of tumors. The product is also approved for sale in Bulgaria, Chile, Mexico, the Philippines and Sweden as a second-line treatment of any and all diseases in which patients show an initial response to recombinant alpha interferon followed by treatment failure, likely to be caused by neutralizing antibodies. The product is also approved for sale in Egypt, Hong Kong, Indonesia and South Africa as a second-line therapy for the treatment of chronic myelogenous leukemia and hairy cell leukemia. Our Multiferon® is not approved for sale in the United States or European Union countries, other than Sweden. We have not sought the approval of Multiferon® from the United States Food and Drug Administration or its European Union counterparts, except Sweden. We will focus on seeking new approvals for Multiferon® in the European Union, and any U.S. regulatory activities will be dependent on securing licensees to fund such initiatives or other sources of funding such as government or private grant funding.

We will not be able to significantly reduce our losses or operate profitably until we obtain the necessary approvals to manufacture and sell Multiferon® on a widely accepted basis throughout the European Union. The successful commercialization of Multiferon® and the completion of planned clinical trials depend on our ability to raise significant additional funding. Investors must understand that Multiferon® may never receive new approvals sought from regulatory authorities, or be able to maintain current approvals over time. In addition, even if new approvals are received, we may not be able to achieve sufficient profit from the sale of Multiferon®, unless the Company successfully meets its long-term sales objectives. If we do not obtain the required approvals, or we do not achieve profitable operations from the sale of Multiferon®, we may be forced to cease operations. In that case, our investors will lose their entire investment.

Our product may not gain market acceptance among physicians, patients and the medical community, thereby limiting our potential to generate revenue.

Market acceptance of our product will depend on its benefits in terms of safety, efficacy, convenience, ease of administration and cost effectiveness and our ability to demonstrate these benefits to physicians, third-party payors and patients. We believe that market acceptance also depends on the pricing of our product and the reimbursement policies of government and third-party payers, as well as the effectiveness of our sales and marketing activities. Physicians may not prescribe our product, and patients may determine, for any reason, that our product is not useful to them. The failure of our product, once approved, to achieve market acceptance would limit our ability to generate revenue and would adversely affect our results of operations.

Government regulation may affect our ability to develop and distribute natural interferon.

All pharmaceutical manufacturers are subject to state, federal and foreign rules and regulations, including those of the United States Food and Drug Administration, Asian markets and the European Union regulatory authorities. These rules and regulations are constantly changing. These changes could extend the period of clinical trials, involve costly compliance measures and may restrict our ability to produce and distribute our natural interferon product based on the results of testing. It is possible that we may never receive these regulatory approvals for any specific illness or range of illnesses that we are attempting to treat with our natural interferon product. Our inability to receive regulatory approvals will limit our revenues and, ultimately, could require us to cease operations.

Multiferon® may not be commercially viable if we fail to obtain an adequate level of reimbursement for those products by governments, private health coverage insurers and other organizations.

Sales of pharmaceutical products largely depend on the reimbursement of patients’ medical expenses by government health care programs and private health insurers. Without the financial support of the governments or third-party payors, the market opportunity for our product will be limited. These third-party payors are increasingly challenging the price and examining the cost effectiveness of medical products and services. In addition, significant uncertainty exists as to the reimbursement status of newly approved healthcare products. We may need to conduct post-marketing studies in order to demonstrate the cost-effectiveness of our product. Such studies may require us to dedicate a significant amount of resources including funding. Our product may not be considered cost-effective. Third-party payors may elect not to reimburse for our products, or enable us or our partners to sell them at profitable price

Our proprietary technology and any future patents that we receive may not provide sufficient protection to us.

We intend to rely, in part, on technology developed by our scientists for the efficient and safe production of our natural interferon. If we are not successful in obtaining patents or demonstrating that our production processes are proprietary under trade secret law, we will have limited protection against those who might copy our technology. We are aware of no claims that our patents or other proprietary technology infringes on the rights of any third party; however any such claims that may arise could adversely affect us, even if these claims are untrue. We cannot assure you that any of our patent applications will be approved. Even if granted, we cannot assure you that these patents or any future patent applications or our other proprietary rights will provide sufficient protection to us.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell Multiferon®, we may be unable to generate sufficient product revenues.

We only have one commercial product, Multiferon®, and we do not currently have an organization for the sales, marketing and distribution of this product, except for our two sales representatives in Sweden. In order to successfully commercialize this product, that may be approved in the future by applicable regulatory authorities, we must either build our sales and marketing capabilities or make arrangements with third parties to perform these services. If we do enter into arrangements with third parties to perform sales and marketing services, our product revenues will be lower than if we directly sold and marketed our products and any revenues received under such arrangements will depend on the skills and efforts of others. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate sufficient product revenue to meet our cash flow requirements and may not become profitable.

Technology transfers to third parties may not result in revenue to us and exclusive technology transfers will preclude us from seeking alternative revenue streams.

One of our proposed marketing strategies is to license our manufacturing technology to third parties. They, in turn, will use our technology to produce and market our natural interferon outside the United States of America. We cannot guarantee that these third parties will be able to successfully market the product or that we will receive revenue from their efforts. To the extent that we transfer technology to third parties on an exclusive basis, we will be precluded from granting other parties the opportunity to conduct successful marketing activities.

The production of Multiferon® is highly dependent on the availability of human leukocytes, and any interruption in supply would adversely affect our ability to manufacture product.

We are dependent upon third party blood collection agencies to supply human leukocytes derived from white blood cells as a key raw material in the manufacture of Multiferon®. We currently maintain supply agreements, including with the German Red Cross, but the failure to maintain such agreements could have a material adverse affect on us.

If we are unable to obtain the necessary leukocytes, we may be required to scale back our operations or stop manufacturing. The costs and availability of leukocytes are subject to fluctuation depending on a variety of factors beyond our control, including competitive factors, changes in technology, and governmental regulations that may limit or prevent their availability.

Possible side effects from the use of Multiferon® could adversely affect potential revenues and physician/patient acceptability of our product.

Like any medication Multiferon® can have side effects. The most common side effects are: fever, chills, sweats, fatigue, stiffness, joint and muscle pain, headache, loss of appetite and nausea. These acute side effects can usually be relieved by taking acetaminophen and often decrease during the course of treatment.

There can be no assurance that unexpected or unacceptable side effects will not be found in the future for this use or other potential uses of Multiferon® which could threaten or limit such product’s usefulness.

We may be exposed to product liability claims, and our product liability insurance may not be sufficient to cover all claims or continue to be available to us.

Persons who claim to be injured from use of our natural interferon, or other products or processes, may file claims for personal injuries or other damages against us. Directives in the European Union provide for strict liability and permit compensation claims to be made within a ten-year period from when the product is placed on the market, and three years from the event giving rise to the claim, thereby creating a 13-year period within which compensation claims could be asserted. In order to protect ourselves against these claims, we maintain product liability insurance in the amount of $10,000,000. We cannot be sure that our insurance coverage will be adequate to insulate us from liabilities that may result from the use of our products. Also, in the future this type of insurance may not be available, or we may not be able to afford this form of insurance.

Generally, our clinical trials, including our melanoma trials, are conducted in patients with serious life-threatening diseases for whom conventional treatments have been unsuccessful or for whom no conventional treatment exists, and in some cases, our product is used in combination with approved therapies that themselves have significant adverse event profiles. During the course of treatment, these patients could suffer adverse medical events or die for reasons that may or may not be related to our product.

We cannot predict all of the possible harms or side effects that may result form the use of our product to cover all liabilities or defense costs we might incur. We cannot be sure that our insurance coverage will be adequate to insulate us from liabilities that may result from the use of our products. Also, in the future this type of insurance may not be available, or we may not be able to afford this form of insurance. A product liability claim or series of claims brought against us could give rise to substantial liability that could exceed our resources. Even if claims are not successful, the costs of defending such claims and potential adverse publicity could be harmful to our business.

Our operations involve hazardous materials and are subject to environmental, health and safety controls and regulations.

As a biopharmaceutical company, we are subject to environmental, health and safety laws and regulations, including those governing the use of hazardous materials. The cost of compliance with environmental, health and safety regulations may be substantial. Our business activities involve the controlled use of hazardous materials and we cannot eliminate the risk of accidental contamination or injury from these materials. In the event of an accident or environmental discharge, we may be held liable for any resulting damages, which may exceed our financial resources and may materially harm our business, financial condition and results of operations.

Our reliance on foreign third party manufacturers may disrupt operations.

Foreign manufacturing could expose us to risks involved with fluctuations in exchange rates of foreign currencies. In addition, reliance on international vendors exposes us to all the risks of dealing with a foreign manufacturing source. These risks include:

•	unexpected changes in regulatory requirements;
•	tariffs and other trade barriers, including import and export restrictions;
•	political or economic instability;
•	compliance with foreign laws;
•	transportation delays and interruptions;
•	difficulties in protecting intellectual property rights in foreign countries; and
•	currency exchange risks.

Foreign manufacturing arrangements may also limit our control, and could disrupt our operations, which, in turn, could negatively impact upon your investment in us.

We do not expect to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. For the foreseeable future, we will use earnings from operations, if any, to finance our growth, and we will not pay dividends to our common stockholders. You should not rely on an investment in our common stock if you require dividend income. The only return on your investment in our common stock, if any, would most likely come from any appreciation of our common stock.

We depend on the continued services of our executive officers and on our ability to attract and maintain other qualified employees.

While we do not rely upon one specific individual to provide the management and scientific leadership, the team of executive management in the U.S. and the scientific teams located in Scotland and Sweden, taken together, are crucial to the future development of the company. Though competition for qualified scientific and managerial personnel is at times intense in the markets in which we operate, we have in the past had a high level of success in attracting and retaining such personnel, and, while we can give you no assurance, we anticipate continued success in such regard in the future.